Exhibit 10.5

REVEL AC, INC.

SECOND AMENDMENT TO MASTER DISBURSEMENT AGREEMENT

This SECOND AMENDMENT TO MASTER DISBURSEMENT AGREEMENT (this “Amendment”) is dated as of August 22, 2012, and entered into among Revel AC, Inc., a Delaware corporation (the “Borrower”), Revel Entertainment Group, LLC, a New Jersey limited liability Borrower (the “OpCo”), JPMorgan Chase Bank, N.A., as disbursement agent (the “Disbursement Agent”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement (the “Administrative Agent”), and U.S. Bank National Association, as collateral agent under the Second Lien Indenture (the “Second Lien Collateral Agent”). Reference is made to the Master Disbursement Agreement dated as of February 17, 2011 (as amended by that certain First Amendment to Master Disbursement Agreement dated as of May 3, 2012, the “Disbursement Agreement”), among the Borrower, the OpCo, the Disbursement Agent, the Administrative Agent, and the Second Lien Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Disbursement Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, Borrower has requested certain amendments to the Disbursement Agreement in the manner set forth in this Amendment;

WHEREAS, the requisite lenders under the First Lien Credit Agreement (as amended pursuant to the Second Amendment to Credit Agreement, dated the date hereof) have consented to the Administrative Agent entering into this Amendment, and the holders of a majority of the Notes pursuant to the Second Lien Indenture (as amended pursuant to the First Supplemental Indenture, dated the date hereof) have consented to the Second Lien Collateral Agent entering into this Amendment; and

WHEREAS, the Administrative Agent, on behalf of the Lenders, the Disbursement Agent, and the Second Lien Collateral Agent, on behalf of the holders of the Notes, have consented and agreed to the modifications to the Disbursement Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to the Disbursement Agreement.

(A) The proviso of the definition of “Disputed Amounts” in Section 1 of the Disbursement Agreement is hereby amended and restated in its entirety as follows:

“provided, that (i) adequate reserves with respect to such obligations contested in good faith are maintained on the books of the applicable Loan Party, to the extent required by GAAP and (ii) at any time prior to the Substantial Completion Date, the amount of the Loan Parties’ likely liability under any Lien associated with such payments (as determined by the Borrower in good faith) is reserved in the Securities Accounts or the Available Construction Funds are otherwise in an amount at least equal to the Reserved Amount”

(B) The definition of “Reserved Amount” in Section 1 of the Disbursement Agreement is hereby amended and restated in its entirety as follows”:

“Reserved Amount” means, as of any date of determination, the aggregate of (a) 150% of the Punchlist Completion Amount for uncompleted Punchlist Items and (b) 105% of the aggregate amount of the Loan Parties’ likely liability (as determined by the Borrower in good faith) of all Disputed Amounts.

(C) Clause (a)(i)(C) of the definition of “Substantial Completion Date” in Section 1 of the Disbursement Agreement is hereby amended by inserting the following immediately after the phrase “Securities Accounts”:

“or the Available Construction Funds are otherwise in an amount at least equal to the Reserved Amount”

(D) Clause (c) of Section 6.1.1 of the Disbursement Agreement is hereby amended by inserting the following immediately after the phrase “Company Funds Account”:

“or increases in the amount of Available Construction Funds”.

2. Conditions to Effectiveness.

This Amendment shall not become effective unless and until the conditions precedent set forth below have been satisfied or the satisfaction thereof has been waived in writing by the Disbursement Agent and the Administrative Agent (the date such conditions are satisfied or waived is hereafter referred to as the “Second Amendment Effective Date”): receipt by the Disbursement Agent and the Administrative Agent of counterparts of this Amendment, duly executed and delivered by the Administrative Agent, the Disbursement Agent, the Borrower, the OpCo, and the Second Lien Collateral Agent

3. Reference to the Disbursement Agreement. On and after the date of this Amendment, each reference in the Disbursement Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Disbursement Agreement and each reference in the other Loan Documents, Notes Documents and any other agreements, documents or instruments which reference the Disbursement Agreement to the “Disbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Disbursement Agreement shall mean and be a reference to the Disbursement Agreement as amended hereby.

4. Representations. Each of the Loan Parties hereby represents and warrants as of the Second Amendment Effective Date that, (a) immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing and (b) immediately after giving effect to this Amendment, each of the representations and warranties made by both the Borrower and the OpCo in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.

5. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC.,
as Borrower

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

REVEL ENTERTAINMENT GROUP, LLC, as OpCo

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Marc E. Constantino
Name: Marc E. Constantino
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as Disbursement Agent

By:	/s/ Marc E. Constantino
Name: Marc E. Constantino
Title: Executive Director

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:	/s/ Mauri Cowen
Name: Mauri Cowen
Title: Vice President

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